Exhibit 25.4

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)       ☐

BNY MELLON TRUST COMPANY OF ILLINOIS
(formerly known as BNY Midwest Trust Company)
(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

2 North LaSalle Street
Suite 700
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

Commonwealth Edison Company

(Exact name of obligor as specified in its charter)

Illinois	36-0938600
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

10 South Dearborn Street
Chicago, Illinois	60603-2300
(Address of principal executive offices)	(Zip code)

First Mortgage Bonds

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Illinois Department of Financial and	320 West Washington Street
Professional Regulation	5th Floor
Division of Banking	Springfield,Illinois
62786 Compliance Reporting Section

Federal Reserve Bank of Chicago	230 S. LaSalle Street
Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Mellon Trust Company of Illinois (formerly known as BNY Midwest Trust Company, CTC Illinois Trust Company and Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688 and Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-158920).

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688 and Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-158920).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-196220).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-196220).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, BNY Mellon Trust Company of Illinois, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 22nd day of July, 2022.

BNY MELLON TRUST COMPANY OF ILLINOIS

By:	/s/ Ann Dolezal
Name: Ann Dolezal
Title: Vice President

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION DIVISION OF BANKING CONSOLIDATED REPORT OF CONDITION Trust Company Name: Address: City, State, Zip Credential Number: BNY MELLON TRUST COMPANY OF ILLINOIS 2 N. LASALLE STREET, SUITE 700 CHICAGO, IL 60602 TRS # 60392 (5-digit number-should begin with 60) Include the institution’s domestic & foreign subsidiaries, completed for the period ending as of close of business on: 03/31/2022 and submitted in response to the call of the Illinois Department of Financial and Professional Regulation. ALTERATION OF THIS FORM IS PROHIBITED AND WILL BE CONSIDERED NON-COMPLIANCE WITH FILING REQUIREMENTS. ASSETS In Thousands(000) 1. Cash and Due from Depository Institution 74,315 0 2. U.S. Treasury Securities 3. Obligations of States and Political Subdivisions 0 0 4. Other Bonds, Notes Receivable, and Debentures Itemize the Notes Receivable amount listed above: Inter-Company/Employee/Director: Other (List): 5. Corporate Stock 0 0 6. Trust Company Premises, Furniture, Fixtures and Other Assets Representing TC Premises 7. Accounts Receivable: 1,513 Itemize Accounts Receivable amount listed above: Fee Accounts Receivable 1,401 Inter-Company Accounts Receivable 112 Other (List): 8. Goodwill 0 9. Intangibles 0 10. Other Assets 0 Itemize assets that account for 10% or greater of Line 11: (Description & Amount) 0. TOTAL LIABILITIES AND EQUITY CAPITAL 75,828 Check & Balance: should equal zero - otherwise incorrect 0 0 0. Other Liabilities for Borrowed Money 0 1. Other Liabilities 84 Itemize Liabilities that account for 10% or greater of Line 15) (Description & Amount) 2. Common Stock 2,000 3. Surplus 71,297 4. Reserve for Operating Expenses 0 5. Retained Earnings (Loss) 2,302 6. Taxes Payable Deferred Income Accrued Expenses Reserve for Taxes 7. TOTAL LIABILITIES 229 EQUITY CAPITAL 8. Preferred Stock 81 13 -10 0 9. TOTAL EQUITY CAPITAL 75,599 11. TOTAL ASSETS 75,828 LIABILITIES 10. Accounts Payable 145

Trust Company Name:	BNY MELLON TRUST COMPANY OF ILLINOIS
Credential Number:	TRS # 60392

INCOME

In Thousands(000)

1. Income from Fiduciary Activities:	
A. Estates	0
B. Personal	0
C. Investment Advisory	0
D. Managed Employee Benefit	0
E. Non-managed Employee Benefit	0
F. Custody	1,043
G. Corporate Services	100
H. Land Trusts	0
I. All Other Fiduciary Activities	0
2. Interest Income	2
3. All Other Income: (List below)	128

Affiliate NI Income	128

4. TOTAL OPERATING INCOME (Sum of Items 1-3) 1,273

EXPENSES

5. Operating Expenses:	
A. Salaries	41
. Employee Benefits	36
A. Trust Company Occupancy Expense	16
B. Furniture and Equipment Expense	0
C. Data Services	0
C. Marketing	0
D. Audits/Examinations	28
E. Insurance (Fiduciary Activities)	0
D. All Other	607

Itemize amounts > 10% from Line I above.

Affiliate NI Expense	

6. TOTAL OPERATING EXPENSES (Items A-I)	728
7. NET OPERATING INCOME/LOSS *BEFORE TAXES*	545
8. APPLICABLE INCOME TAXES	128
9. EXTRAORDINARY ITEMS	0
10. NET INCOME (LOSS) *AFTER TAXES*	417

Explain any change greater than 10% from the average of the previous quarter(s).
IF this is the first quarter of the fiscal year, disregard explanation:

Trust Company Name: BNY MELLON TRUST COMPANY OF ILLINOIS

CHANGES IN EQUITY CAPITAL

Thousands of Dollars (Year-to-		PREFERRED STOCK (PAR)	COMMON STOCK (PAR)	SURPLUS & RESERVE	RETAINED EARNINGS	TOTAL EQUITY CAPITAL (Line Total)
1.	Balance beginning of fiscal year	0	2,000	71,278	1,885	75,163
2.	Net Income (loss)				417	417
3.	Capital sale/conversion/acquisition/retirement	0	0	0	0	0
4.	Changes incident to mergers & absorptions	0	0	0	0	0
5.	Cash dividends declared on preferred stock			0	0	0
6.	Cash dividends declared dn common stock			0	0	0
7.	Stock dividends issued	0	0	0	0	0
8.	Other increases/decreases - ITEMIZE:	0	0	19	0	19
	Affiliate Restricted Stock/Share Grant					
9. Ending Balance		0	2,00(	71,297	2,302	75,59'

*Check & Balance: **should equal zero** - otherwise incorrect* -

***NOTE:** Additional Page(s) may be attached to this report if an item requires further explanation or justification.*

C E R T I F I C A T I O N S E C T I O N

Person to whom Supervisory Staff should direct questions concerning this report.

I, Kent Elson of BNY Mellon Trust Company of Illinois

*(**PRINT** Name and Title of Officer Authorized to Sign Report)* *(Name of Trust Company)*

do certify that the information contained in these statements are accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Secretary or his Administrative Officers is a felony.

Kent A. Elson

Digitally signed by Kent A. Elson
DN: cn=Kent A. Elson ou=Users
Reason: I am the reviewer of this document
Location:
Date: 2022-04-19 11:41-04:00

Vice President

(Signature of Officer Authorized to Sign Report) Kent A. Elson Title 412-236-1068 Name of Officer Above Telephone Number (Extension) 412-2340972 Kent.Elson@BNYMellon.com Fax Number E-mail Address